                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-
     6(E)(2)

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                      John Hancock Variable Series Trust I
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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

     WE NEED YOUR VOTE!


Dear Variable Contract Owner,

The enclosed proxy materials contain information on some important changes that are being proposed for the Active Bond Fund, which is part of the John Hancock Variable Series Trust I ("VST"). You have allocated amounts to the Active Bond Fund, as one of the investment options under your variable life policy or variable annuity contract.

After careful consideration, the VST Board of Trustees unanimously approved a recommendation by John Hancock Life Insurance Company ("John Hancock") to do the following:

..   Approve new sub-management agreements with two John Hancock affiliates:
    Declaration Management & Research LLC ("Declaration Management") and John Hancock Advisers, LLC ("JH Advisers").

..   Approve a new sub-management agreement with Pacific Investment Management
    Company LLC ("PIMCO").

The VST Board of Trustees determined that all of the changes are in the best interest of all shareholders in the Active Bond Fund and voted to recommend these changes. These changes were implemented on June 2, 2003. Your approval is needed, however, to continue these changes for Declaration Research and JH Advisers.

These changes do NOT increase the investment management fee or other expenses that the Fund pays.

For complete information on the JH Advisers and Declaration Management changes, please read the enclosed materials and complete, sign and return your voting instruction (proxy) card.

If you have any questions or need additional information, please contact a John Hancock Representative at 1-800-576-2227, Monday through Friday, 8:00 A.M. - 7:00 P.M. ET.

                         Sincerely,

                       /s/ Michele G. Van Leer
                         Michele G. Van Leer
                         Chairman
                         John Hancock Variable Series Trust I

[LOGO] John Hancock

                               Active Bond Fund

                         a Separate Investment Fund of
                     John Hancock Variable Series Trust I
                                   ("Trust")

                   Notice of Special Meeting of Shareholders

   A Special Meeting of Shareholders of the Active Bond Fund will be held at the offices of John Hancock Life Insurance Company ("John Hancock"), 197 Clarendon Street, Boston Massachusetts (telephone 1-800-732-5543), at 11:30 A.M., on Friday, September 19, 2003, to consider and vote upon the following matters:

    1. Proposals to approve, as to the Active Bond Fund:

       A. a new Sub-Management Agreement among the Trust, John Hancock, and Declaration Management & Research LLC ("Declaration Management"); and

       B. a new Sub-Management Agreement among the Trust, John Hancock, and John Hancock Advisers, LLC ("JH Advisers").

    2. Any other business that may properly come before the meeting or any adjournment thereof.

   As an owner of a variable life insurance policy or a variable annuity contract ("owner") participating in the Active Bond Fund as of the close of business on August 13, 2003, you can instruct how shares in the Active Bond Fund attributable to you will be voted at the meeting.

                          MICHELE G. VAN LEER
                          Chairman, Board of Trustees

Boston, Massachusetts
August 22, 2003

  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING STAMPED ENVELOPE. IN ORDER TO AVOID UNNECESSARY DELAY, WE ASK YOUR COOPERATION IN MAILING THE PROXY PROMPTLY. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                PROXY STATEMENT

                                    GENERAL

This statement and enclosed form of proxy (voting instructions) are furnished by the management of John Hancock Variable Series Trust I (the "Trust") to request voting instructions for the Special Meeting of shareholders of the Active Bond Fund to be held at the offices of John Hancock Life Insurance Company ("John Hancock"), 197 Clarendon Street, Boston, Massachusetts 02117, on Friday, September 19, 2003 at 11:30 A.M. Eastern time or at any adjournment(s) thereof (the "Meeting"). Trust management is seeking voting instructions for all shares of the Active Bond Fund (the "Fund") of the Trust that are attributable to owners of variable life insurance and variable annuity contracts (together, "Contracts").

THE TRUST WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT FOR 2002 AND THE FUND'S SEMI-ANNUAL REPORT FOR THE PERIOD ENDED JUNE 30, 2003 TO ANY OWNER UPON REQUEST. SUCH REQUEST MAY BE MADE BY MAIL OR BY TELEPHONE, USING THE ADDRESS OR TOLL-FREE TELEPHONE NUMBER SHOWN ON THE COVER OF THIS PROXY STATEMENT.

This statement is first being mailed to Contract owners on approximately August 22, 2003.

                    PROPOSALS 1A and 1B - ACTIVE BOND FUND

APPROVAL OF NEW SUB-MANAGEMENT AGREEMENTS WITH JOHN HANCOCK AFFILIATES FOR THE
                               ACTIVE BOND FUND

At its May 2, 2003 meeting, the Trust's Board of Trustees ("Board") unanimously approved John Hancock's proposal for the Active Bond Fund to retain two new sub-managers, Declaration Management & Research LLC ("Declaration Management") and Pacific Investment Management Company LLC ("PIMCO") in addition to the Fund's then current sub-manager, John Hancock Advisers, LLC ("JH Advisers"). Each sub-manager employs its own investment approach and independently manages a portion of the Fund.

These changes became effective June 2, 2003 under temporary sub-management agreements with each sub-manager for a period generally limited to 150 days. Subsequently, at its June 18, 2003 meeting, the Board (a) authorized a shareholder vote to approve the new sub-investment management agreements with Declaration Management and JH Advisers and (b) recommended that owners approve these agreements. Declaration Management and JH Advisers are subsidiaries of John Hancock.

The proposal that you approve these two Sub-Management Agreements is discussed in detail on the following pages, and we request that you send us your proxy (voting instructions) on these agreements. However, we are not asking for a proxy or voting instructions with respect to the new PIMCO Sub-Management Agreement. Instead, that agreement is discussed in a separate "Information Statement," dated August 22, 2003, that we are also sending to you. The reason we are not asking you to vote on the new PIMCO Sub-Management Agreement is that, like many other mutual funds, the Trust has obtained an order from the Securities and Exchange Commission that generally makes such votes unnecessary for sub-managers that, like PIMCO, are not affiliated with John Hancock.

The Trust's Management Agreement with John Hancock

John Hancock Life Insurance Company ("John Hancock") serves as the overall manager for the Active Bond Fund pursuant to a management agreement with the Trust dated April 12, 1988, as amended ("Management Agreement"). For the services it provides, John Hancock receives a management fee from the Active Bond Fund at the rate stated in the Management Agreement./1 /This is the same rate as the Active Bond Fund was paying when JH Advisers was the Fund's only sub-manager.

As the Fund's manager, John Hancock may from time to time recommend the retention (or termination) of firms to serve as sub-manager(s) to the Active Bond Fund. The Management Agreement states that John Hancock is solely responsible for the payment of all fees to sub-managers for the Active Bond Fund. Accordingly, the change in the Active Bond Fund's sub-management arrangements that you are being asked to approve (as well as the retention of PIMCO) has no effect on the charges and expense you pay either directly or indirectly.

Proposed Sub-Management Agreements

At a meeting on May 2, 2003, the Trust's Board of Trustees ("Board"), upon John Hancock's recommendation, decided that the Fund should change its then existing sub-management arrangement with JH Advisers in order to permit the Fund to retain two additional sub-managers, and that Declaration Management should be appointed as one of the two new sub-managers. As recommended, Declaration Management would initially manage approximately 25% of the Active Bond Fund, PIMCO would manage approximately 37%, and JH Advisers would manage approximately 38%. Subsequent premium payments and transfers by owners into the Active Bond Fund would be divided evenly among the three sub-managers, while redemptions would be allocated on an asset-weighted basis among the three portions of the Fund. (These allocation methodologies may change in the future).
--------
/1/ The Active Bond Fund pays John Hancock a management fee at the annual rate of: 0.70% of the first $100 million of the Fund's average daily net assets, 0.65% of the next $150 million, 0.61% of the next $250 million, 0.58% of the next $500 million plus 0.55% of all additional amounts.

The principal reasons for John Hancock's recommendation to add Declaration Management as an additional sub-manager were the desire to seek better and more consistent investment performance by (a) having three sub-managers, each with a distinct investment program that complements that of the other sub-managers and
(b) adding two new sub-managers (Declaration Management and PIMCO) that each have consistent performance records. JH Advisers expects to continue managing its portion of the Fund in the same way that it previously managed the entire Fund. However, Declaration Management and PIMCO expect to follow investment programs that are somewhat different than JH Advisers.

For example, the overall credit quality of the assets managed by Declaration Management is generally expected to be somewhat higher than that managed by JH Advisers. Nevertheless, Declaration Management employs some investment techniques that may be riskier than those generally used by JH Advisers. The programs of Declaration Management and JH Advisers are expected to be "complementary," in the sense that the portion of the Fund's assets managed by Declaration Management may be expected to perform better during an adverse market for fixed income securities and vice-versa.

PIMCO will follow an investment strategy that attempts to adapt to a wide range of market environments and that, it is hoped, will perform best in most environments. The strategies to be followed by PIMCO entail more risks that JH Advisers traditionally has incurred. However, because the Active Bond Fund will have three sub-managers under the new arrangements, its investments are expected to be more diverse than in the past. Diversity of investments tends to reduce risk, as a general matter. Nevertheless, because of the factors discussed above, the overall risk exposure of the Fund is expected to be somewhat greater, with the addition of the two new sub-managers, as compared to what it had been historically. John Hancock and the Trustees believe that the potential benefits of the new arrangements out-weigh the modest increase in risks. Also, the risk level of this Fund will remain in the customary range for similar types of funds.

For its portion of the Fund's assets, Declaration Management will identify investment opportunities, in part, by using proprietary research and quantitative tools to identify bonds and bond sectors with yields in excess of U.S. Treasury securities. The investment program for all three portions of the Fund (i.e., the portions of the Fund managed, respectively, by Declaration Management, JH Advisers and PIMCO) will continue to focus primarily on a diversified mix of intermediate term debt securities and instruments of medium credit quality. The portion of the Fund managed by Declaration Management, however, will be more likely to include government and agency debt instruments and less likely to include investments in high yield bonds than the portion of the Fund managed by JH Advisers.

Basis for the Trustees' Approval of Declaration Management and JH Advisers Sub-Management Agreements

At its May 2, 2003 meeting, the Board, including all the Trustees who are not associated with John Hancock (the "Independent Trustees"), unanimously approved the new Sub-Management Agreements with Declaration Management and JH Advisers. The schedule of sub-management fees to be paid by John Hancock for Declaration Management's portion of the Active Bond Fund is different from what have, and will continue to apply for JH Advisers' portion of the Fund. The Active Bond Fund's new Sub-Management Agreements permit John Hancock from time to time to change the amount of Active Bond Fund assets that the respective sub-manager will manage. No sub-manager for the Active Bond Fund will be responsible for the actions of another sub-manager for the Fund.

In evaluating and approving these new agreements, the Board, with the assistance of outside counsel to the Trust, requested and evaluated information from John Hancock that was relevant to whether the agreement would be in the best interests of the Active Bond Fund and the owners of its shares. In addition, the Board's Trust Governance Committee, composed exclusively of the Board's Independent Trustees, met with such counsel prior to the Board meeting and considered what further information it would request of John Hancock.

In making its decision to approve these new agreements, the Board considered factors bearing on the nature, scope and quality of the services provided or to be provided, respectively, by Declaration Management and JH Advisers to the Active Bond Fund, with a view toward making a business judgment as to whether the proposals were, under all of the circumstances, in the best interest of the Fund and owners of its shares.

The Trustees already had considerable familiarity with JH Advisers and its capabilities and operational practices, because JH Advisers has served as the sub-manager for the Active Bond Fund since May 1, 1995. Moreover, the Trustees had recently reviewed JH Advisers' operations and performance at the Board's February 5, 2003 meeting in the context of its regular annual review of all of the Trust's Management and Sub-Management Agreements. Similarly, the Trustees also were familiar with Declaration Management's investment personnel and their operations because they are also employed by another John Hancock subsidiary, Independence Investment LLC, to manage investments of two other Funds of the Trust.

The factors that the Trustees considered in selecting Declaration Management as an additional sub-manager for the Active Bond Fund and in retaining JH Advisers as a sub-manager included, principally, the following:

  . Declaration Management and JH Advisers each have sufficient resources for fundamental research and analysis on debt securities and economic trends to support their respective investment management teams, and each team is led by one or more experienced portfolio managers.

  . Declaration Management's investment strategy, which uses a combination of proprietary research and quantitative tools, has weathered adverse market conditions in recent years better than many other fixed income-type managers.

  . Information supplied by John Hancock demonstrates that Declaration Management has a strong and consistent performance record for higher credit quality intermediate term bond fund portfolios.

  . JH Advisers' investment strategy, which focuses on investment opportunities of somewhat lower credit quality bonds, complements both Declaration Management's investment focus on relatively higher credit quality bonds and PIMCO's more flexible focus.

Under the new Sub-Management Agreements, John Hancock will continue to pay JH Advisers a sub-management fee at its current annual rate and will pay Declaration Management a different rate, as follows:

              Sub-Management Fee Schedule*                 Sub-Management Fee Schedule*
            --------------------------------             --------------------------------
JH Advisers 0.25% of the first $100 million  Declaration 0.15% of the first $100 million,
            0.20% of the next $150 million,  Management  0.125% of the next $150 million,
            0.16% of the next $250 million,              0.10% for any additional amounts
            0.125% of the next $500 million,
            0.10% for any additional amounts

--------
* as an annual % of the Fund's average net assets managed by the sub-manager

During 2002, the Active Bond Fund's net assets increased from approximately $947.5 million at the beginning of the year to approximately $987.5 million at the end of the year. Had Declaration Management served as sub-manager to 25% of the Fund's assets (which is the initial percentage of the Fund's assets allocated to Declaration Management under the new arrangements) during all of 2002, John Hancock would have paid a higher sub-management fee to Declaration Management than the sub-management fee it actually paid to JH Advisers on those assets. (As shown in the table above, the annual rate for the sub-management fee paid by John Hancock on the first $100 million of assets that would have been managed by Declaration Management in 2002 is 0.15%. This is higher than the annual rate for the sub-management fee that John Hancock actually paid to JH Advisers in 2002 on those assets, which was 0.125%.) Overall, if 25% of the Fund's assets were managed by Declaration Management in 2002, with JH Advisers continuing to serve as sub-manager for all the rest of the Fund's assets, John Hancock would have paid $1,538,852 in sub-management fees for the Fund during that year. This is 1.3% more than the $1,519,340 of sub-management fees that John Hancock actually paid with respect to the Fund during

2002. Moreover, if both Declaration Management and PIMCO had been serving as sub-managers under the new arrangements for all of 2002, the aggregate sub-management fees payable by John Hancock would have been significantly higher still.

Therefore, if the Declaration Management Sub-Management Agreement is approved, the amount of Fund sub-management fees retained by John Hancock (rather than being paid to one or more sub-managers) would be reduced. The Board, however, concluded that Declaration Management's proposed sub-management fee for the Active Bond Fund was reasonable, despite the anticipated decreases in the amount of such "spreads" that would be retained by John Hancock. The Board reached this conclusion in light of:

  . The fact that most of the decrease in the amount retained by John Hancock would be attributable to the PIMCO Sub-Management Agreement,/2/ rather than to the Declaration Management Sub-Management Agreement.

  . The amount of management fees retained by John Hancock with respect to the assets managed by Declaration Management will still be adequate, in view of (1) the overall pattern of management and sub-management fees for the Active Bond Fund and the other Funds of the Trust and (2) John Hancock's overall requirements and objectives in those regards.

  . The Board's favorable evaluation of the nature, quality and breadth of investment management services that the Board expects Declaration Management to provide to the Fund.

  . The increase in the sub-management fees will be borne by John Hancock, rather than by the Fund.

  . The current and estimated profits to John Hancock (both under JH Advisers' sub-management fee schedule and under the new sub-management fee schedules for Declaration Management and PIMCO) from providing management services to the Trust and from the John Hancock insurance products which use the Trust as a funding medium.

The Trustees, at their May 2, 2003 meeting, also were mindful that, apart from the changes and differences discussed above, the new Sub-Management Agreements for the Fund were essentially comparable to that which the Fund previously had in effect with JH Advisers. Moreover, in the context of the Board's annual review of the Trust's Management and Sub-Management Agreements at its February 5, 2003 meeting, the Trustees received and considered a wealth of information about a wide range of issues. These included such matters as John Hancock's profitability expectations and why the Fund's management and sub-management fee rates (and
--------
/2/ John Hancock's retention will decrease on the assets managed by PIMCO because John Hancock will pay PIMCO sub-management fees at an annual rate of 0.25% on all of PIMCO's portion of the Active Bond Fund.

the "spreads" between those rates) are different as among the various Funds of the Trust. The Trustees, therefore, considered the new Sub-Management Agreements for the Fund with Declaration Management and with JH Advisers in the context of, and with due consideration for, such other information.

In connection with their deliberations, the Trustees and the Governance Committee received legal advice from outside counsel to the Trust regarding the standards and methodology of evaluation established by the Securities and Exchange Commission, the courts and the industry for mutual funds selling shares to the public and the applicability of those standards and methodology to mutual funds - like the Trust - selling shares to life insurance company separate accounts.

Based upon all of the information and advice available to them, the Trustees considered the extent and quality of the services that John Hancock and the sub-manager, directly or indirectly, provide to the Fund, the costs and expenses to be borne by the Fund and John Hancock, and the benefits accruing to the Fund and John Hancock as a result of their relationship. As a result of their consideration, the Trustees, in the exercise of their business judgment, unanimously approved the new Sub-Management Agreements with, respectively, Declaration Management and JH Advisers (as well as the new Sub-Management Agreement with PIMCO) as being in the best interests of the Active Bond Fund and of owners of its shares.

Other Information About the Declaration Management and JH Advisers Sub-Management Agreements

The new Sub-Management Agreements with, respectively, Declaration Management and JH Advisers, do not impose greater liability or obligations on the Active Bond Fund or John Hancock in comparison to the provisions of the Sub-Management Agreement of the Fund with JH Advisers. That agreement was dated as of May 1, 1995 and was last approved by shareholders of the Fund on October 20, 2000 in connection with an amendment to reflect an increase in the sub-management fees paid by John Hancock.

A summary of the new Sub-Management Agreements with Declaration Management and with JH Advisers is included as Appendix A to this statement. These new Sub-Management Agreements and the previous Sub-Management Agreement with JH Advisers are substantially similar except as previously stated with respect to John Hancock's ability to designate assets of the Fund to be managed by the sub-managers and, with respect to the Sub-Management Agreement with Declaration Management, the rate of sub-management fees.

The terms of the agreements for which approval is now being sought also are substantially the same as those of the corresponding temporary agreements that are currently in effect, except for the duration thereof.

Portfolio Transactions

Declaration Management and JH Advisers place orders for portfolio transactions for their respective portions of the Fund through brokers and dealers that they believe will offer best overall price and quality of execution for their respective portion of the Fund. When it can be done consistently with that policy, each sub-manager may (1) place such orders with broker-dealers who supply research, market and statistical information to the Fund or to that sub-manager and/or (2) cause the Fund to pay a brokerage commission in excess of that which another broker might charge for executing the same transaction, in consideration of research or research related products or services that benefit the sub-manager's advisory clients, including the Fund.

Assistance typically furnished by brokers or dealers includes analysts' reports on companies and industries, market forecasts, and economic analyses. Brokers or dealers may also provide reports on pertinent federal and state legislative developments and changes in accounting practices; direct access by telephone or meetings with leading research and industry analysts throughout the financial community, corporate management personnel, industry experts, leading economists and government officials; comparative performance and evaluation and technical performance measurement services; portfolio optimization software; availability of economic advice; quotation services; and services from recognized experts on investment matters of particular interest to the sub-manager. The foregoing services may comprise the use of or be delivered by computer systems whose software and hardware components may be provided to the sub-manager as part of the services. In any case in which such items can be used for both research and non-research purposes, the sub-manager makes an appropriate allocation of those uses and will permit brokers and dealers to provide only the portion to be used for research purposes. Costs which are allocable to non-research purposes will be paid directly by the sub-manager.

Neither Declaration Management nor JH Advisers will at any time make a commitment pursuant to an agreement with a broker because of research or research related services provided. Whenever a sub-manager seeks to direct certain amounts to broker-dealers that provide research or research-related services, it will establish and maintain internal procedures. These internal procedures do not mandate that any amount of business be directed to any broker-dealer, and in no event will a broker-dealer be used unless the sub-manager believes that the broker-dealer also will provide the best overall price and execution for the Fund.

In selecting brokers and dealers with which to place portfolio transactions for the Fund, neither Declaration Management nor JH Advisers will consider sales of shares of funds advised by that sub-manager as a decision-making factor, although each may place such transactions with brokers and dealers that sell shares of funds advised by that sub-manager.

Additional Information

John Hancock. John Hancock began providing investment advice to investment companies in 1972 when it organized a "management" separate account, invested primarily in common stocks, for the purpose of funding individual variable annuity contracts. Both before and after that date, John Hancock established a number of separate accounts investing in common stocks, public bonds, or other securities in connection with the funding of variable annuities and variable life insurance. John Hancock is a wholly owned subsidiary of John Hancock Financial Services, Inc., a Delaware corporation organized in February, 2000. The principal business address of John Hancock Financial Services, Inc. is located at John Hancock Place, Post Office Box 111, Boston, Massachusetts 02117.

Signator Investors, Inc. ("Signator"), a company affiliated with John Hancock, acts as "principal underwriter" of the Trust's shares pursuant to an Underwriting and Indemnity Agreement, dated May 1, 1997, to which John Hancock and the Trust are parties. Under that agreement, Signator collects no additional charges or commissions in connection with its duties as principal underwriter. Signator's address is 197 Clarendon Street, Boston, Massachusetts 02116.

Declaration Management. Declaration Management, a limited liability company organized under the laws of the state of Delaware, serves as investment adviser and investment sub-adviser to a number of institutional clients. The Active Bond Fund, however, is the only mutual fund (or series thereof) for which Declaration Management serves as an investment adviser, investment sub-adviser or sub-manager. As of December 31, 2002, Declaration Management had approximately $6.2 billion of assets under management.

The principal business office of Declaration Management is located at 1650 Tysons Boulevard, McLean, Virginia 22102. Declaration Management is a wholly owned subsidiary of Independence Management Holdings, LLC ("Independence Management"), which is a wholly owned subsidiary of John Hancock Subsidiaries, LLC ("JH Subsidiaries"), which is a wholly owned subsidiary of John Hancock. Independence Management and JH Subsidiaries have the same principal business address as John Hancock Financial Services, Inc.

William P. Callan, Jr. is the President of Declaration Management. Declaration Management manages its portion of the Active Bond Fund with an investment team that is overseen by James E. Shallcross, Senior Vice President of Declaration Management. They are located at 1650 Tysons Boulevard, McLean, Virginia 22102.

A list of Declaration Management's directors is contained in Appendix C.

JH Advisers. JH Advisers, a limited liability company organized under the laws of the state of Delaware, serves as investment adviser and investment sub-adviser to a number of investment companies. Information concerning the fees and average net assets of funds with investment objectives similar to the Active Bond Fund which are managed by JH Advisers is contained in Appendix B. As of December 31, 2002, JH Advisers had approximately $24 billion of assets under management.

JH Advisers is a wholly owned subsidiary of the Berkeley Financial Group, LLC ("Berkeley"), which is a wholly owned subsidiary of JH Subsidiaries, which is a wholly owned subsidiary of John Hancock. The principal business offices of JH Advisers and Berkeley are located at 101 Huntington Avenue, Boston, Massachusetts 02199.

Maureen R. Ford is the Chief Executive Officer of JH Advisers. The general investment advice provided by JH Advisers with respect to its portion of the Fund is determined by Howard C. Greene, CFA, and Benjamin A. Matthews, CFA who are, respectively, a Senior Vice President and a Vice President of JH Advisers. They are located at 101 Huntington Avenue, Boston, Massachusetts 02199.

A list of JH Advisers' directors is contained in Appendix C.

Trustees' Recommendation

The Board believes that both the Sub-Management Agreement with Declaration Management and the Sub-Management Agreement with JH Advisers are in the best interests of the Active Bond Fund and the owners of its shares.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OWNERS OF THE ACTIVE BOND FUND GIVE INSTRUCTIONS TO VOTE FOR THE APPROVAL OF BOTH:

   PROPOSAL 1A - THE SUB-MANAGEMENT AGREEMENT WITH DECLARATION MANAGEMENT

   PROPOSAL 1B - THE SUB-MANAGEMENT AGREEMENT WITH JH ADVISERS

                  GENERAL SOLICITATION AND VOTING INFORMATION

Information about the Solicitation

This solicitation is being made of all shares of the Active Bond Fund that are attributable to interests in John Hancock Variable Life Accounts U, UV, V and S; and John Hancock Variable Annuity Accounts U, V, JF, H and I (collectively, the "Accounts"). The cost of preparing, printing and mailing this notice and proxy statement and the accompanying voting instructions form will be borne by the Fund. Any other expenses will be reimbursed by John Hancock to the Fund. In addition to solicitations by mail, certain John Hancock employees may solicit voting instructions in person or by telephone; such employees will not be compensated for such services.

Voting Instructions

Although John Hancock and its subsidiary, John Hancock Variable Life Insurance Company (together, the "Insurers"), through the Accounts, legally own all of the Trust's shares, they will vote all of such shares in accordance with instructions given by owners of variable life insurance policies and variable annuity contracts, as discussed below. For this purpose, the owner of a variable annuity contract during the period after annuity payments have commenced is the annuitant.

Any authorized voting instructions will also be valid for any adjournment of the Meeting and will be revocable only at the direction of the owner executing them. If an insufficient number of affirmative votes are obtained to approve any item, the Meeting may be adjourned to permit the solicitation of additional votes.

Shares will be voted for any such adjournment in the discretion of the Insurer in whose Account the shares are held. Whether a proposal is approved depends upon whether a sufficient number of votes are cast for the proposal. Accordingly, an instruction to abstain from voting on any proposal has the same practical effect as an instruction to vote against that proposal.

Any person giving voting instructions may revoke them at any time prior to their exercise by submitting a superseding voting instruction form or a notice of revocation to the Trust. In addition, although mere attendance at the Meeting will not revoke voting instructions, an owner present at the Meeting may withdraw his/her voting instruction form and give voting instructions in person. The Insurers will vote Trust shares in accordance with all properly executed and unrevoked voting instructions received in time for the Meeting or properly given at the Meeting.

The Insurers will vote the Trust shares of the Fund held in their respective Accounts which are attributable to the variable life insurance policies and variable annuity contracts (collectively, the "Contracts") in accordance with the voting instructions received from owners participating in that Fund. An Account's shares in the Fund which are not attributable to Contracts or for which no timely voting instructions are received will be represented and voted by the Insurers in the same proportion as the voting instructions which are received from all owners participating in the Fund through that Account. Fund shares which are not attributable to Contracts include shares purchased with contributions made as "seed money" to the Fund by the Insurers.

Please refer to Appendix D to this statement if you wish additional information about the number of shares of the Fund that are outstanding.

Required Voting

In order for the shareholders of the Fund to approve either of proposals 1A or 1B in this proxy statement, the proposal must receive the favorable vote of a majority of the outstanding shares of the Fund. When used in this proxy statement, a "majority vote of the outstanding voting shares" means the affirmative vote of more than 50% of the outstanding shares or, if it is less, 67% or more of the shares present or represented at the Meeting.

  WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE URGED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING STAMPED ENVELOPE. IN ORDER TO AVOID UNNECESSARY DELAY, WE ASK YOUR COOPERATION IN MAILING THE PROXY PROMPTLY. YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                  Appendix A

                   SUMMARY OF NEW SUB-MANAGEMENT AGREEMENTS
                  WITH DECLARATION MANAGEMENT AND JH ADVISERS

Each new Sub-Management Agreement contains the agreement of a particular firm, either Declaration Management or JH Advisers, to act as a sub-manager for a portion of the Active Bond Fund. Each agreement also permits John Hancock from time to time to designate the amount of Active Bond Fund assets that the particular sub-manager will manage, and specifies that the sub-manager will not be responsible for the actions of another sub-manager to the Fund.

Pursuant to each agreement, the sub-manager is required to adhere to the investment policies, guidelines and restrictions of the Active Bond Fund, as established by the Trust and John Hancock from time to time when managing the investment and reinvestment of the Fund's assets. At its own expense, the sub-manager agrees to provide specific services, including: (a) advising the Trust in connection with investment policy decisions to be made by its Board of Trustees or by any committee thereof regarding the Fund assets that the sub-manager manages and, upon request, furnishing the Trust with research, economic and statistical data in connection with the investments and investment policies of such assets; (b) submitting reports and information as John Hancock or the Trust's Board of Trustees may reasonably request, to assist the custodian in its determination of the market value of securities held in the Fund (to the extent such securities are not otherwise priceable using an approved pricing service); (c) placing orders for purchases and sales of portfolio investments for the Fund assets that it manages; (d) maintaining and preserving the records relating to its activities required by the 1940 Act to be maintained and preserved by the Trust, to the extent not maintained by the custodian, transfer agent or John Hancock; and (e) absent specific instructions to the contrary provided to it by John Hancock and subject to its receipt of all necessary voting materials, voting all proxies with respect to investments for the Fund assets that it manages in accordance with the sub-manager's proxy voting policy as most recently provided to John Hancock.

The services provided by each sub-manager are subject to the overall supervision, direction, control and review of John Hancock and the Board of Trustees of the Trust.

Each party to a Sub-Management Agreement bears the costs and expenses of performing its obligations thereunder. In this regard, the Active Bond Fund specifically agrees to assume the expense of: (a) brokerage commissions for transactions in the portfolio investments of the Trust and similar fees and charges for the acquisition, disposition, lending or borrowing of such portfolio investments; (b) custodian fees and expenses; (c) all taxes, including issuance and transfer taxes, and reserves for taxes payable by the Fund to federal, state or other governmental agencies; and (d) interest payable on the Fund's borrowings.

For its services, the sub-manager is paid a fee by John Hancock at the rate specified in the respective Sub-Management Agreement.

In connection with the investment and reinvestment of the Fund assets that it manages, each sub-manager is authorized to select the brokers or dealers that will execute purchase and sale transactions for the Fund. Each sub-manager is obligated to seek to obtain the best available price and most favorable execution with respect to all such purchases and sales of such assets. Subject to that obligation, each sub-manager has the right, to the extent authorized by the Securities Exchange Act of 1934, to follow a policy of selecting brokers who furnish brokerage and research services to the Fund or to that sub-manager, and who charge a higher commission rate to the Fund than may result when allocating brokerage solely on the basis of seeking the most favorable price and execution. In that case, the sub-manager is required to determine in good faith that its higher cost was reasonable in relation to the value (to the Fund or to that sub-manager's advisory customers generally) of the brokerage and research services provided. A sub-manager may combine orders for the sale or purchase of portfolio securities of the Fund with those for other registered investment companies managed by the sub-manager or its affiliates, if orders are allocated in a manner deemed equitable by the sub-manager among the accounts and at a price approximately averaged.

A sub-manager is not permitted to receive any tender offer solicitation fees or similar payments in connection with the tender of investments of the Fund.

No provision of a Sub-Management Agreement protects the sub-manager or John Hancock against any liability to the Trust or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or negligence in the performance of its duties or the reckless disregard of its obligations and duties. However, a sub-manager is obligated to perform only the services described in the Sub-Management Agreement, and the sub-manager makes no representation nor any warranty that any level of investment performance or level of investment results will be achieved.

Unless modified or terminated, each Sub-Management Agreement will continue with respect to the Active Bond Fund for an initial 2 year period/3/ and from year to year after that, but only so long as such continuance is specifically approved at least annually by (a) a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such approval, and
(b) either a vote of the Board of Trustees or a majority of the outstanding voting shares of the Fund. Each Sub-

--------
3 Each new Sub-Management Agreement will become effective following shareholder approval for that agreement.

Management Agreement also provides that it may be terminated at any time without penalty by the Trust's Board of Trustees, by majority vote of the outstanding voting shares of the Active Bond Fund or, on 60 days' notice, by John Hancock or the sub-manager. Each Sub-Management Agreement automatically terminates in the event of its assignment or if the Management Agreement between the Trust and John Hancock for the Active Bond Fund is terminated.

                                  Appendix B

                Funds with Investment Objectives Similar to the
                  Active Bond Fund and Advised by JH Advisers

The funds listed in the following table rely on JH Advisers to provide primary investment advisory services. This differs from the circumstances of the Active Bond Fund, therefore, where JH Advisers only provides day-to-day sub-management services. Accordingly, the fees shown in the table below for each fund cover a broader scope of services than the fees paid by John Hancock to JH Advisers under the new Sub-Management Agreement for which approval is being sought in this proxy statement. JH Advisers has not waived, reduced or otherwise agreed to reduce its compensation under any applicable contract for the funds shown in the table as of August 22, 2003.

                               Comparable Funds

                         Management Fee Schedule (as an  Net Assets at 12/31/02
          Name           annual % of Average Net Assets)       (millions)
          ----           ------------------------------- ----------------------
 John Hancock Bond Fund.    0.50% to $1.5 Billion               $1,446.7
                            0.45% $1.5-$2.0 Billion
                            0.40% $2.0-$2.5 Billion
                            0.35% above $2.5 Billion
 John Hancock Investment
   Grade Bond Fund......    0.40%                               $  227.0

                                  Appendix C

                      Directors of Declaration Management

        Name/Title            Principal Occupation             Address
        ----------            --------------------             -------
  John M. DeCiccio...... Executive Vice President and   John Hancock Place
  Director               Chief Investment Officer, John P.O. Box 111
                         Hancock Financial Services,    Boston, MA 02117
                         Inc.; Director, Executive Vice
                         President and Chief
                         Investment Officer, John
                         Hancock; Chairman of the
                         Committee of Finance of John
                         Hancock; Director, JH
                         Subsidiaries, Hancock Natural
                         Resource Group,
                         Independence Investment
                         LLC, Declaration
                         Management, JH Advisers,
                         Berkeley, John Hancock
                         Funds, LLC, Massachusetts
                         Business Development
                         Corporation.

  Joanne P. Acford...... Senior Vice President and      John Hancock Place
  Director               Deputy General Counsel, John   P.O. Box 111
                         Hancock                        Boston, MA 02117

  William P. Callan, Jr. President and Director,        1650 Tysons Boulevard,
  Director               Declaration Management         McLean, VA 22102

  Deborah H. McAneny.... Executive Vice President of    John Hancock Place
  Director               John Hancock Financial         P.O. Box 111
                         Services, Inc. and John        Boston, MA 02117
                         Hancock; Director and Chief
                         Executive Officer of the
                         Hancock Natural Resource
                         Group; Director of JH
                         Subsidiaries

  Ronald J. McHugh...... Senior Vice President and      John Hancock Place
  Director               Treasurer, John Hancock        P.O. Box 111
                         Financial Services, Inc. and   Boston, MA 02117
                         John Hancock

  Klaus O. Shigley...... Vice President, John Hancock   John Hancock Place
  Director               Financial Services, Inc. and   P.O. Box 111
                         John Hancock                   Boston, MA 02117

                           Directors of JH Advisers

        Name/Title            Principal Occupation             Address
        ----------            --------------------             -------
   David F. D'Alessandro Chairman and Chief Executive   John Hancock Place
   Director              Officer and Director of John   P.O. Box 111
                         Hancock Financial Services,    Boston, MA 02117
                         Inc. and John Hancock;
                         Chairman, JH Subsidiaries;
                         Director, Berkeley, JH
                         Advisers, and John Hancock
                         Funds, LLC

   John M. DeCiccio..... Executive Vice President and   John Hancock Place
   Director              Chief Investment Officer, John P.O. Box 111
                         Hancock Financial Services,    Boston, MA 02117
                         Inc.; Director, Executive Vice
                         President and Chief
                         Investment Officer, John
                         Hancock; Chairman of the
                         Committee of Finance of John
                         Hancock;

   Maureen Ford......... Executive Vice President, John 101 Huntington Avenue
   Chairman, Director,   Hancock Financial Services,    Boston, MA 02199
   President, and Chief  Inc. and John Hancock;
   Executive Officer     Chairman, Director, President
                         and Chief Executive Officer,
                         JH Advisers and Berkeley;
                         Chairman, Director, President
                         and Chief Executive Officer,
                         John Hancock Funds, LLC;
                         Chairman, Director and Chief
                         Executive Officer, Sovereign
                         Asset Management
                         Corporation; Director, JH
                         Subsidiaries; Independence
                         Investment LLC and John
                         Hancock Signature Services,
                         Inc

   Mark C. Lapman....... Chairman, President and        53 State Street
   Director              Chief Executive Officer of     Boston, MA 02109
                         Independence Investment
                         LLC; Director of Berkeley, JH
                         Advisers and John Hancock
                         Funds, LLC.

         Name/Title           Principal Occupation           Address
         ----------           --------------------           -------
     Jeanne M. Livermore Senior Vice President of John  John Hancock Place
     Director            Hancock; Director of Berkeley, P.O. Box 111
                         JH Advisers, and John          Boston, MA 02117
                         Hancock Funds, LLC.

     Thomas E. Moloney.. Senior Executive Vice          John Hancock Place
     Director            President and Chief Financial  P.O. Box 111
                         Officer of John Hancock        Boston, MA 02117
                         Financial Services, Inc. and
                         John Hancock; Director of
                         Berkeley, JH Advisers, John
                         Hancock Funds, LLC, John
                         Hancock Realty Services, John
                         Hancock Canadian Holdings
                         Limited, John Hancock
                         Reassurance Co., Ltd., and
                         The Maritime Life Assurance
                         Company; Director and Chief
                         Financial Officer of JH
                         Subsidiaries; Director of
                         Signature Services, Inc.

     Robert H. Watts.... Senior Vice President of John  John Hancock Place
     Director            Hancock Financial Services,    P.O. Box 111
                         Inc and John Hancock;          Boston, MA 02117
                         Executive Vice President of
                         Signator Investors, Inc.;
                         Director of Berkeley, JH
                         Advisers, John Hancock
                         Funds, LLC and John
                         Hancock Signature Services,
                         Inc.

                                  Appendix D

                         RECORD DATE AND VOTING SHARES

As of the close of business on August 13, 2003 (the "record date"), there were 109,408,363.370 shares outstanding of the Active Bond Fund.

Each Fund share is entitled to one vote, and fractional votes will be counted.

The number of Fund shares attributable to each owner of a variable life insurance policy ("policy") is determined by dividing, as of the record date of the Meeting, a policy's cash (or account) value (less any outstanding indebtedness) in the designated subaccount of the applicable Account by the net asset value of one Fund share. The number of Fund shares attributable to each owner of a variable annuity contract is determined by dividing, as of the record date of the Meeting, the value of the Accumulation Shares under a contract (or for each contract under which annuity payments have commenced, the equivalent determined by dividing the contract reserves by the value of one Accumulation Share) in the designated subaccount of the applicable Account by the net asset value of one Fund share.

As a group, the officers and Trustees own less than 1% of the outstanding shares of the Fund.

                                                                   VSTABPX 8/03

                             VOTING INSTRUCTION FORM

PLEASE SIGN, DATE AND RETURN ALL VOTING INSTRUCTION FORMS RECEIVED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE TRUSTEES FOR THE SPECIAL MEETING OF SHAREHOLDERS ON FRIDAY, SEPTEMBER 19, 2003 - 11:30 A.M. EASTERN TIME, 197 CLARENDON STREET, BOSTON, MASSACHUSETTS

ACTIVE BOND FUND
JOHN HANCOCK VARIABLE SERIES TRUST I

Special Meeting of Shareholders To Be Held on September 19, 2003

A Special Meeting of Shareholders of the John Hancock Variable Series Trust I (the "Trust") for the Fund shown above will be held at the office of John Hancock Life Insurance Company ("John Hancock"), 197 Clarendon Street, Boston, Massachusetts, (telephone 1-800-732-5543) at 11:30 a.m. Eastern Time, on
Friday, September 19, 2003. By signing and dating below, you instruct the record holder to, and such record holder will, vote the shares attributable to your variable life insurance or variable annuity contract as marked or, if not marked, to vote "FOR" the proposals on the reverse side of this form, and to use its discretion to vote any other matter incident to the conduct of the Special Meeting. If you do not intend to personally attend the Special Meeting, please complete, detach and mail this form in the enclosed envelope at once.

The record owner is hereby instructed to vote the shares of the above named Fund that are attributable to the undersigned's contract at the Special Meeting of Shareholders and at any adjournment thereof.

Date ___________, 2003

PLEASE BE SURE TO SIGN AND DATE THIS PROXY

______________________________                              [Sign in the box]
Signature(s) of Shareholder(s)

NOTE: Signature(s) should agree with the name(s) printed hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full name as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

VOTING INSTRUCTION FORM

PLEASE SIGN, DATE AND RETURN ALL VOTING INSTRUCTION FORMS RECEIVED IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THESE VOTING INSTRUCTIONS ARE SOLICITED BY THE TRUSTEES FOR THE SPECIAL MEETING OF SHAREHOLDERS ON FRIDAY, SEPTEMBER 19, 2003 - 11:30 A.M. EASTERN TIME, 197 CLARENDON STREET, BOSTON, MASSACHUSETTS

Please fill in box(es) as shown using black or blue ink or number 2 pencil.

PLEASE DO NOT USE FINE POINT PENS.

If this card is executed, but you give no direction, the shares will be voted "FOR" the proposals.

Proposal 1A: To approve, as to the Active Bond Fund, a new Sub-Management Agreement among the Trust, John Hancock, and Declaration Management & Research LLC ("Declaration Research").

[_] FOR         [_] AGAINST     [_] ABSTAIN

Proposal 1B: To approve, as to the Active Bond Fund, a new Sub-Management Agreement among the Trust, John Hancock, and John Hancock Advisers, LLC ("JH Advisers").

[_] FOR         [_] AGAINST     [_] ABSTAIN

PLEASE DO NOT FORGET TO SIGN AND DATE THE REVERSE SIDE OF THIS CARD